Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 4 to Registration Statement No. 333-116019 on Form S-1 of our report dated April 16, 2007 relating to the consolidated financial statements and financial statement schedule of Guideline, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for stock-based compensation on January 1, 2006 to conform with SFAS No. 123R, Share-Based Payments, and to the application of SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, effective as of December 31, 2006), appearing in the Annual Report on Form 10-K of Guideline, Inc. for the year ended December 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
April 30, 2007